EXHIBIT 21.1

SUBSIDIARIES OF SWITCH & DATA FACILITIES COMPANY, INC.

No.	Name of Subsidiary	Jurisdiction of Organization
1.	Switch & Data Holdings, Inc.	Delaware
2.	Switch and Data Enterprises, Inc.	Delaware
3.	Switch & Data Facilities Company LLC	Delaware
4.	Switch and Data Operating Company LLC	Delaware
5.	Switch and Data Management Company LLC	Delaware
6.	Switch and Data Toronto, Ltd.	Ontario
7.	Switch & Data AZ One LLC	Delaware
8.	Switch & Data CA One LLC	Delaware
9.	Switch & Data CA Two LLC	Delaware
10.	Switch and Data CA Nine LLC	Delaware
11.	Switch & Data CO One LLC	Delaware
12.	Switch and Data Communications, LLC	Texas
13.	Switch & Data FL One LLC	Delaware
14.	Switch & Data FL Two LLC	Delaware
15.	Switch & Data FL Four LLC	Delaware
16.	Switch and Data FL Seven LLC	Texas
17.	Switch & Data GA One LLC	Delaware
18.	Switch and Data GA Three LLC	Delaware
19.	Switch & Data IL One LLC	Delaware
20.	Switch and Data IL Four LLC	Delaware
21.	Switch and Data IL Five LLC	Texas
22.	Switch & Data IN One LLC	Delaware
23.	Switch & Data LA One LLC	Delaware
24.	Switch & Data MA One LLC	Delaware
25.	Switch & Data MI One LLC	Delaware
26.	Switch & Data MO One LLC	Delaware
27.	Switch & Data MO Two LLC	Delaware
28.	Switch & Data NY One LLC	Delaware
29.	Switch and Data NY Four LLC	Delaware
30.	Switch and Data NY Five LLC	Delaware
31.	Switch & Data/NY Facilities Company LLC	Delaware
32.	Switch & Data OH One LLC	Delaware
33.	Switch & Data PA Two LLC	Delaware
34.	Switch and Data PA Three LLC	Delaware
35.	Switch and Data PA Four LLC	Delaware
36.	Switch & Data TN Two LLC	Delaware
37.	Switch & Data TX One LLC	Delaware
38.	Switch and Data TX Five LP	Delaware
39.	Switch and Data TX Six LLC	Texas
40.	Switch and Data Dallas Holdings I LLC	Delaware
41.	Switch and Data Dallas Holdings II LLC	Delaware
42.	Switch & Data VA One LLC	Delaware
43.	Switch & Data VA Two LLC	Delaware
44.	Switch and Data VA Four LLC	Delaware
45.	Switch & Data WA One LLC	Delaware
46.	Switch and Data WA Three LLC	Delaware
47.	SDOC Acquisition, Inc.	Delaware